UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51461 (Commission File No.)	04-3174345 (IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Ralph A. Goldwasser has joined Unica Corporation (the “Company”) as Senior Vice President and Chief Financial Officer. The Company and Mr. Goldwasser signed an Offer Letter dated February 1, 2006 (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Goldwasser has agreed to join the Company as Senior Vice President beginning on February 14, 2006, and the Board of Directors elected Mr. Goldwasser as Chief Financial Officer effective February 15, 2006. Mr. Goldwasser’s base salary is $240,000 per year. Mr. Goldwasser is also eligible to receive incentive compensation under the Company’s Executive Bonus Plan for FY2006, with a bonus target for fiscal year 2006 of $100,000, prorated based on Mr. Goldwasser’s start date. The bonus criteria are a combination of the Company’s achievement of its financial goals and Mr. Goldwasser’s achievement of his individual objectives.
In addition, on February 14, 2006, the Board of Directors granted Mr. Goldwasser an option to purchase 100,000 shares of the Company’s common stock with an exercise price of $12.90 (the fair market value on the grant date), and 50,000 restricted stock units at $0.01 per share. The option and restricted stock units are subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan (the “Plan”), which includes provisions for accelerated vesting upon certain change in control events as well as termination without cause or for Good Reason (as defined in the Plan) within one year of the change in control. The stock option will otherwise vest over a four-year period with 25% vesting one year from the grant date and the balance vesting on a quarterly basis beginning one year from the grant date, and the restricted stock units will vest 25% each year over a four-year period beginning on the anniversary of the grant date. The Agreement also provides that upon a change in control as defined in the Plan, after the first anniversary of his start date, in the event of termination for Good Reason within one year of a change in control, all unvested options and restricted stock units will vest. The Agreement defines Good Reason to also include the failure of the surviving entity to employ Mr. Goldwasser in a position with responsibilities commensurate with his responsibilities as the Company’s Chief Financial Officer.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Pursuant to the terms of the Agreement referred to in Item 1.01 of this Current Report on Form 8-K, Ralph A. Goldwasser has joined the Company as Senior Vice President and Chief Financial Officer, effective February 15, 2006, replacing Richard M. Darer. Mr. Goldwasser is 58 years old.
Mr. Goldwasser’s experience includes 14 years as a senior financial executive at BBN, Inc., including senior vice president and chief financial officer. In recent years, Mr. Goldwasser provided financial and strategic advisory services as a consultant to technology companies. He also served on the Board of Directors of Telaxis Corporation. Previously, he served as chief financial officer at Avici Systems, Inc. and Adero, Inc.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION
	By:	/s/Yuchun Lee
Yuchun Lee
February 17, 2006		Chief Executive Officer, President and Chairman

3